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                                                                     EXHIBIT 10Z

                     COMPUTER NETWORK TECHNOLOGY CORPORATION

                      Executive Deferred Compensation Plan
                       (As Adopted Effective July 1, 1997)
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                    CNT EXECUTIVE DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                     GENERAL

     SEC. 1.1 NAME OF PLAN. The name of this plan is the "CNT Executive Deferred Compensation Plan" (referred to hereinafter as the "Plan").

     SEC. 1.2 PURPOSE. The Plan has been established to provide additional future income to certain select management or highly compensated employees through voluntary deferrals of Compensation.

     SEC. 1.3 EFFECTIVE DATE. The "Effective Date" of the Plan, the date as of which the Plan was established, is July 1, 1997.

     SEC. 1.4 COMPANY. For purposes of this Plan, "Company" means Computer Network Technology Corporation, a Minnesota corporation, and any Successor Employer thereof.

     SEC. 1.5 CONSTRUCTION AND APPLICABLE LAW. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be administered and construed consistent with said intent. This Plan also shall be governed and construed in accordance with the laws of the State of Minnesota as applied to contracts executed and to be wholly performed within said state to the extent that such laws are not preempted by the laws of the United States of America.


                                   ARTICLE II

                                   DEFINITIONS

     SEC. 2.1 ACCOUNTS. "Accounts" shall be established for each eligible Participant reflecting the deferred Compensation and Matching Credits owed to the Participant or the Participant's Beneficiary under the terms of this Plan. The following Accounts shall be established for each Participant:

     (a) DEFERRAL ACCOUNT. A Deferral Account shall be established to which shall be credited the amounts of Compensation deferred under Sec. 4.1 and the Earnings Credits under Sec. 4.3 related to those deferrals.
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     (b)  MATCHING ACCOUNT. A Matching Account shall be established to which shall be credited the Matching Credits determined under Sec. 4.2 and the Earnings Credits under Sec. 4.3 related to the Matching Credits.

     The Company may maintain sub-accounts for a Participant within each Account to reflect the amount deferred or credited for each Plan Year and Earnings Credits on that amount.

     SEC. 2.2 BENEFICIARY. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Sec. 5.4.

     SEC. 2.3 CHANGE OF CONTROL. "Change of Control" means the occurrence of an "Event" as defined in the Company's 1992 Stock Award Plan, as amended, or in any successor or replacement to said plan.

     SEC. 2.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

     SEC. 2.5 COMPENSATION. "Compensation" for a Plan Year means the compensation to which the Participant is entitled from the Company with respect to the Plan Year, excluding sales commissions and sales bonuses. For purposes of this Plan, Compensation shall be separated into the following two categories:

     (a) BASE COMPENSATION means the Compensation classified as such by the Company which is paid to the Participant on a regular periodic basis during the Plan Year.

     (b) INCENTIVE COMPENSATION means the amounts earned for a Plan Year (and normally paid during the following January) under the Company-wide annual incentive plan or under any individual arrangements that create annual payments based on factors such as the achievement of individual objectives, provided that such arrangement has been designated by the Chief Executive Officer of the Company as covered by this Plan.

     SEC. 2.6 EARNINGS CREDITS. "Earnings Credits" are the credits allocable to Accounts of Participants under Sec. 4.3 based on the investment indexes elected by the Participant.

     SEC. 2.7 MATCHING CREDITS. "Matching Credits" are the credits allocable to the Participant's Matching Account pursuant to Sec. 4.2 based on the deferrals of Compensation elected by Participants under Sec. 4.1.

     SEC. 2.8 PARTICIPANT. A "Participant" is an individual described as such in
Article III.

     SEC. 2.9 PLAN YEAR. A "Plan Year" is the 12-consecutive-month period commencing on each January 1 and ending on the following December 31. However, the first Plan Year begins on July 1, 1997 and ends on December 31, 1997.
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     SEC. 2.10 QUALIFIED EMPLOYEE. "Qualified Employee" for a Plan Year means the Chief Executive Officer of the Company and any select management or highly compensated employee of the Company who meets all of the following requirements:

     (a) The employee's annual rate of Base Compensation (prior to any deferrals under this Plan) for the current Plan Year is equal to or greater than $100,000.

     (b) The employee has been designated in writing by the Chief Executive Officer of the Company as eligible for this Plan for the current Plan Year.

     (c)  The employee qualifies as a "highly compensated employee" under Code
          Section 414(q) for the current Plan Year based on his or her Compensation during the preceding Plan Year. If the employee was hired by the Company during the preceding Plan Year, the employee's Compensation during the preceding Plan Year shall be annualized for purposes of applying this subsection. This subsection shall not apply during the Plan Year in which the employee is first employed by the Company. For purposes of applying this subsection during 1997, the "current Plan Year" shall be all of 1997 and the "preceding Plan Year" shall be 1996.

     SEC. 2.11 SUCCESSOR EMPLOYER. A "Successor Employer" is any entity that succeeds to the business of the Company through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan.

     SEC. 2.12 TERMINATION OF EMPLOYMENT. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon the employee's resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of the Company as in effect from time to time, results in the termination of the employer-employee relationship.


                                   ARTICLE III

                                  PARTICIPATION

     SEC. 3.1 ELIGIBILITY FOR PARTICIPATION. An employee of the Company shall become a Participant in the Plan on the earliest date (on or after the Effective
Date) on which he or she is a Qualified Employee and has elected to make deferrals under Sec. 4.1.

     SEC. 3.2 DURATION OF PARTICIPATION. A Participant shall continue to be eligible to make elections under Sec. 4.1 until the earliest of:

     (a)  The date the Participant's Termination of Employment occurs.
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     (b)  The date on which the Participant ceases to be a Qualified Employee.

     (c) The date the Participant fails to meet the requirements of any regulations which may be issued by the Department of Labor that define the phrase "select group of management or highly compensated employees" under ERISA.

No deferrals under Sec. 4.1 shall be made from any Compensation that is payable to the Participant for a Plan Year beginning after the earliest of said dates unless he or she again meets the requirements for being a Qualified Employee for a subsequent Plan Year. However, an individual shall continue to be a Participant for purposes of the provisions of the Plan other than Sec. 4.1 until the date all of his or her Accounts have been distributed.

     SEC. 3.3 NO GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment with the Company. Such participation shall in no way interfere with any rights the Company would have in the absence of such participation to determine the duration of the employee's employment with the Company.


                                   ARTICLE IV

                       DEFERRED COMPENSATION AND ACCOUNTS

     SEC. 4.1 ELECTION TO DEFER COMPENSATION. Prior to the first day of any Plan Year beginning on or after the Effective Date, a Participant may elect to have part or all of the Base Compensation and/or Incentive Compensation payable with respect to that Plan Year credited to the Participant's Deferral Account rather than being paid in cash. The Compensation actually payable for the Plan Year to a Participant who elects deferred compensation under this section shall be reduced by the percentage or amount so elected, subject to the following:

     (a) Elections for the Plan Year commencing on July 1, 1997 must be filed with the Company by June 30, 1997. Elections for subsequent Plan Years must be filed by the preceding December 31. However, an election by an individual who first becomes a Qualified Employee during a Plan Year may be filed within 30 days after the date he or she becomes a Qualified Employee and shall apply to Base Compensation payable for payroll periods beginning after the date the election is filed and to any Incentive Compensation with respect to that Plan Year which is subject to a requirement that the individual remain employed to a date that is after the date the election is filed. Elections shall be made on forms specified by the Company for purposes of this Plan.

     (b) The election filed prior to the beginning of each Plan Year will apply to the Base Compensation payable during that Plan Year and the Incentive Compensation for that Plan Year which is payable during December of the current Plan Year or during the following Plan Year.
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     (c)  The Participant may elect to defer a fixed dollar amount of Base
          Compensation during each pay period. However, the deferral may not reduce the Participant's rate of Base Compensation for the Plan Year to less than $80,000 (or such higher amount for the Plan Year equal to the amount specified for that Plan Year under Code Section 414(q)(1)).

     (d) A Participant may elect to have one of the following types of deferrals made from the Participant's Incentive Compensation:

          (1) The Participant may elect to contribute a percentage (up to 100%) of the payment of Incentive Compensation.

          (2) The Participant may elect to contribute a specific dollar amount of the Incentive Compensation payment (or 100% of the payment, if less than the specified amount).

          Notwithstanding the foregoing, the amount deferred may not exceed the Incentive Compensation that remains after the deduction of any taxes attributable to the amounts deferred which are required to be withheld and which are not withheld from other compensation payable to the Participant.

     (e) The Participant must file a separate election with the Company for each Plan Year for which deferrals are to be made under this Plan. An election for a Plan Year shall become irrevocable on the first day of that year, subject to subsection (g). Elections will not carry over into subsequent Plan Years.

     (f) The deferred compensation credited under the Plan by the Company on behalf of a Participant for a Plan Year shall be allocated to the Deferral Account of the Participant as of the date that the Base Compensation or Incentive Compensation would otherwise have been paid to the Participant in cash.

     (g) Notwithstanding the foregoing provisions of this section, all deferrals by a Participant shall cease as of (i) the date the Participant receives a hardship withdrawal under any qualified defined contribution plan subject to Code Section 401(k) maintained by the Company or any of its affiliates which requires that deferrals be suspended for a certain period of time following such withdrawal, or
          (ii) the date the Participant receives a distribution for unforeseeable emergency under Sec. 5.5. Deferrals under this section may not recommence until the first day of the second Plan Year beginning after the date deferrals ceased under clause (i) of the previous sentence, or the first day of the Plan Year beginning after the date deferrals ceased under clause (ii).

     SEC. 4.2 MATCHING CREDITS. The Company will credit to the Matching Account of each Participant for each Plan Year a Matching Credit equal to 20% of the amount the Participant defers under Sec. 4.1 with respect to that Plan Year, subject to the following:
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     (a)  The total Matching Credit for each Participant with respect to any
          Plan Year (based on deferrals of Base Compensation during that year and of Incentive Compensation for that year paid during the following year) shall be limited to $10,000.

     (b) Matching Credits shall be allocated to Matching Accounts on the same date that the deferrals on which they are based are credited to Deferral Accounts, but shall stop for each Participant on the date the Participant reaches the $10,000 limit under subsection (a) for the Plan Year.

     SEC. 4.3 VALUATION OF ACCOUNTS. As of any date as of which an Account is to be valued, the value of the Account shall be adjusted to reflect the effect of additional credits under Sec. 4.1 or Sec. 4.2 and any Earnings Credits with respect to that Account, less any distributions under the Plan with respect to said Account, since the last date the value of the Account was determined.

     (a) Earnings Credits during each Plan Year will be based on the annual rate of return under the investment index or indexes selected by the Participant prior to the Plan Year to be applied to his or her Accounts for that Plan Year. As of the Effective Date, the following investment indexes are available to Participants:

          (1) The annual rate of return on ten-year U.S. Treasury securities on the first business day of the Plan Year, as published in the NEW YORK TIMES.

          (2) The annual rate of total shareholder return on the CIGNA Stock Market Index Fund for the Plan Year, determined as of the last business day of the Plan Year.

     (b) The Participant shall file a single election covering the Earnings Credits for all of his or her Accounts, except that separate elections may be filed for credits on the Account balances as of the last day of the prior Plan Year and on amounts to be added to the Participant's Accounts during the current and subsequent Plan Years. Elections must be stated in 10% increments for each index.

     (c) Accounts will generally be revalued as of the last day of each Plan Year, and the Earnings Credits for the Plan Year will be equal to (i) the applicable investment index multiplied by the applicable portion of each Account as of the last day of the prior Plan Year, plus (ii) the Earnings Credits for that Plan Year determined under subsection
          (d). However, if a distribution of the Participant's entire benefit is to occur under Sec. 5.1 or Sec. 5.3, the Participant's Accounts will be revalued as of the last day of the month in which the Participant's Termination of Employment or death occurred, as described in subsection (e).

     (d) If Accounts are being revalued as of the last day of a Plan Year, the annual rate of Earnings Credits under each applicable investment index will be adjusted as appropriate to reflect credits to each Account during the Plan Year, as follows:
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          (1)  Earnings Credits on Incentive Compensation deferred during the
               Plan Year, and on Matching Credits attributable to such deferrals, shall be determined by multiplying each applicable rate of return by a fraction, the numerator of which is the number of days from the date the amounts were credited to the Participant's Accounts to the last day of the Plan Year, and the denominator of which is 365.

          (2) Earnings Credits on Base Compensation deferred during the Plan Year, and on Matching Credits attributable to such deferrals, shall be determined by multiplying each applicable rate of return by 50%. However, if the Participant began deferring Base Compensation after the first payroll period of the Plan Year, the rate under the previous sentence shall be further adjusted by multiplying it by a fraction, the numerator of which is the number of days from the first day of the payroll period in which deferrals commenced to the last day of the Plan Year and the denominator of which is 365.

     (e) Notwithstanding the foregoing provisions of this section, if a distribution is to be made during a Plan Year under Sec. 5.1 or Sec.
          5.3 following the last day of the month in which the Participant's Termination of Employment or death occurred (the "revaluation date"), Earnings Credits for the portion of the Plan Year ending on the revaluation date shall be determined as follows:

          (1) The rate of return under subsection (a)(1) shall be adjusted by multiplying it by the number of months from the first day of the Plan Year to the revaluation date and dividing the result by 12.

          (2) The rate of return under subsection (a)(2) shall be the rate of return on the CIGNA Stock Market Index Fund for the period beginning on the first business day of the Plan Year and ending on the business day coinciding with or immediately preceding the revaluation date.

          (3) The rates determined under paragraphs (1) and (2) shall be applied to the Participant's Account balances as of the last day of the previous Plan Year.

          (4) The rates determined under paragraphs (1) and (2) shall be adjusted as provided in subsection (d) to determine Earnings Credits for the Plan Year on deferrals and Matching Credits made during that year, except that:

               (A) The numerator of the fraction in subsection (d)(1) shall be the number of days from the date the amounts were credited to the Participant's Accounts to the revaluation date and the denominator of the fraction shall be the number of days from the first day of the Plan Year to the revaluation date.

               (B) The numerator of the fraction in the second sentence of subsection (d)(2) shall be the number of days from the first day of the payroll period in which deferrals commenced to the revaluation date and the denominator of the fraction shall be the number of days in the portion of the Plan Year ending on the revaluation date.

     (f) If an in-service distribution occurred during the Plan Year under Sec. 5.2, the amount of the distribution will be subtracted from the Participant's Deferral Account as of the last day of the preceding Plan Year and no Earnings Credits will be made with respect to the amount distributed for the period from the first day of the Plan Year to the date of distribution.

     (g) If a distribution for unforeseen emergency is made during the Plan Year under Sec. 5.5, the Participant's Deferral Account will be revalued by the Company as of the last day of the month preceding the date the withdrawal occurs using procedures similar to those provided in subsection (e), and the amount will be deemed to have been withdrawn as of that revaluation date. If any portion of the Participant's Deferral Account remains after the withdrawal, the Earnings Credits on the Deferral Account for the Plan Year will be determined using procedures similar to those provided in the preceding subsections of this section, but with appropriate adjustments to reflect the withdrawal.

     (h) For purposes of the Plan Year commencing July 1, 1997, the annual rate of return under subsection (a)(1) shall be multiplied by 50% before applying the other subsections of this section, and the rate for purposes of subsection (a)(2) shall be the rate of total shareholder return of the CIGNA Stock Market Index Fund for the period from July 1, 1997 to December 31, 1997.

     SEC. 4.4 UNSECURED OBLIGATIONS. A Participant's credits in his or her Accounts shall be an unsecured obligation of the Company to pay the Participant (or the Participant's Beneficiary, in the event of the Participant's death) the actual amount of the credits (to the extent vested) at the time designated in
Article V. Each Participant or Beneficiary is only a general creditor of the Company with respect to his or her Accounts. Accounts are maintained for recordkeeping purposes only. Notwithstanding the foregoing, obligations of the Company to pay benefits under this Plan may be satisfied by distributions from a grantor trust created by the Company in its sole discretion for such purpose. If the Company obtains an insurance contract in connection with its obligations under this Plan, each Participant shall cooperate with the Company and shall execute any documents or submit to any physical examination reasonably required by the Company to obtain such coverage.
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                                    ARTICLE V

                            DISTRIBUTION OF ACCOUNTS

     SEC. 5.1 DISTRIBUTION ON TERMINATION OF EMPLOYMENT Upon a Participant's Termination of Employment for a reason other than death, the entire balance in the Participant's Deferral Account at that time, plus the vested percentage of the balance in the Participant's Matching Account, shall be paid to the Participant in a single lump sum as of the last day of the month in which the Termination of Employment occurred, or as soon thereafter as administratively feasible.

     (a) The Participant's vested percentage shall be based on the number of full years of employment with the Company since the later of (i) July 1, 1997, or (ii) the date the Participant was first employed by the Company, and shall be determined from the following schedule:

               FULL YEARS OF EMPLOYMENT       VESTED PERCENTAGE

               Less than 1                             0%
               1 but less than 2                      25%
               2 but less than 3                      50%
               3 but less than 4                      75%
               4 or more                              100%


          Notwithstanding the foregoing, the vested percentage shall be 100% if the Participant's Termination of Employment occurs after a Change of Control.

     (b) The portion of the Participant's Matching Account that is not vested will be forfeited and canceled on the date the Participant's Termination of Employment occurs, and will not be reinstated if the Participant is subsequently reemployed by the Company.

     (c) If the Participant dies after his or her Termination of Employment but before the benefit has been distributed, the remaining benefit to which the Participant was entitled will be distributed as soon as administratively feasible to the Beneficiary determined under Sec. 5.4.

     SEC. 5.2 DISTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT The Participant may elect on the election form for a Plan Year that the amount deferred into his or her Deferral Account for that Plan Year, and Earnings Credits on that amount, shall be paid in one to five annual installments, commencing with a calendar year specified by the Participant, even though the Participant's Termination of Employment has not yet occurred. The calendar year specified must commence at least four years after the date the election is filed.

     (a) Each in-service distribution will be paid as of the Participant's first normal payroll date occurring on or after January 1 of the calendar year in which the installment is to be paid. No Earnings Credits will be made on the amount distributed for the portion of January preceding the payment date.

     (b) The amount of each installment shall be equal to the amount credited to the Deferral Account or sub-account being distributed at the time the installment is to be paid divided by the number of installments remaining to be paid. Installment payments shall cease when the Participant's Deferral Account or sub-account has been reduced to zero.

     (c) Upon the Participant's Termination of Employment, all installment payments shall cease, and the balance of the Participant's Deferral Account shall be distributed pursuant to Sec. 5.1.

     SEC. 5.3 DISTRIBUTION ON DEATH. Upon the death of a Participant while employed by the Company, the Participant's Accounts shall be 100% vested, and the Company shall pay to the Participant's Beneficiary or Beneficiaries an amount equal to the entire balance of the Participant's Accounts. Such payment shall be made in a single sum payment to the Participant's Beneficiary or Beneficiaries as soon as administratively feasible following the last day of the month in which the Participant's death occurred.

     SEC. 5.4 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution of the vested amount credited to the Participant's Accounts. Each Participant shall have the right to change his or her Beneficiary designation at any time. Each Beneficiary designation shall become effective only when filed in writing with the Company during the Participant's life on a form prescribed by the Company. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be the Participant's estate.

     SEC. 5.5 DISTRIBUTIONS FOR UNFORESEEABLE EMERGENCY. Notwithstanding the foregoing sections of this Article V, the Company in its sole discretion may approve a request by a Participant for a withdrawal from the Participant's Deferral Account due to an unforeseeable emergency. An "unforeseeable emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if an early withdrawal is not permitted. Any such early withdrawal approved by the Company may not exceed the amount necessary to meet the emergency.

     SEC. 5.6 WITHHOLDING AND TAXES. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes or other taxes which are required to be withheld from such payments by applicable laws and regulations. Any Social Security (FICA) taxes which must be withheld prior to the distribution of benefits to the Participant shall be withheld from the amounts deferred, or from the Participant's other compensation, as determined by the Company. The Company provides no assurances or guarantees regarding the tax treatment of amounts deferred under this Plan. Each Participant is solely responsible for any applicable taxes, penalties or interest.

     SEC. 5.7 DISTRIBUTIONS FOLLOWING A CHANGE OF CONTROL. If a Change of Control occurs, all deferrals under Sec. 4.1 and Matching Credits under Sec. 4.2 shall cease immediately, all Accounts of all Participants will become 100% vested and will be revalued as of the last day of the month coinciding with or immediately preceding the date the Change of Control occurred using procedures similar to those provided in Sec. 4.3(e), and all of a Participant's Accounts shall be paid to the Participant in a single lump sum payment as soon as administratively feasible following the date the Change of Control occurred.


                                   ARTICLE VI

                                 ADMINISTRATION

     SEC. 6.1 ADMINISTRATION BY THE COMPANY. The Company shall administer the Plan, shall establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan, and shall have discretionary authority to interpret the provisions of the Plan. The interpretations of the Company shall be conclusive on all parties.

     SEC. 6.2 CLAIMS PROCEDURE. A Participant or Beneficiary may make a claim for Plan benefits within the time and in the manner described herein. Such claim shall be made within 60 days after the claim arises by filing a written request with the Company. The claim shall be determined by the Company within 90 days after the receipt of the written claim (unless the Company extends the period for up to an additional 90 days).

     (a) Notice of the Company's decision shall be communicated to the claimant in writing. If the claim is denied, the notice shall include the specific reasons for the denial (including reference to pertinent Plan provisions), a description of any additional material or information necessary for the Company to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

     (b) The claimant or a duly authorized representative may, within 60 days after receiving such written notice, request the Company to review its decision. The Company may afford the claimant a hearing and shall afford the claimant the opportunity to review all pertinent documents and submit issues and comments orally or in writing. The Company shall render a review decision in writing within 60 days after receipt of request for review (unless the Company extends the review period for up to an additional 60 days). The review proceeding shall be conducted in accordance with the rules and regulations adopted from time to time by the Company.


                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

     SEC. 7.1 AMENDMENT. The Plan may be amended in whole or in part at any time for any reason by action of the Board of Directors of the Company, or by action of any person to whom that authority has been delegated by the Board. No amendment shall decrease the benefits under the Plan which have accrued prior to the date of such amendment. An amendment may modify the investment index options under Sec. 4.3 to be used to determine Earnings Credits following the adoption of the amendment, but shall not change the Earnings Credits to be credited to Accounts for periods prior to the date the amendment was adopted.

     SEC. 7.2 TERMINATION OF PLAN. The Company, by action of its Board of Directors, may terminate the Plan at any time. After such termination, no employee of the Company shall become a Participant, and no further amounts shall be credited pursuant to Sec. 4.1 or Sec. 4.2 to Accounts of Participants. At the discretion of the Company, the amounts credited to the Accounts of Participants may be either (i) distributed to Participants as soon as reasonably possible after the date of termination or (ii) distributed in accordance with Article V.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     SEC. 8.1 BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. Neither a Participant nor any Beneficiary shall have the right to sell, assign, transfer, encumber or otherwise convey any right to receive any payment hereunder. No part of the amounts payable hereunder shall be subject to seizure or sequestration for the payment of any debts or judgments owed by a Participant or any other person (other than the Company). However, the Company may offset its obligations to the Participant or the Participant's Beneficiary hereunder by any amounts the Participant owes to the Company.

     SEC. 8.2 INCOMPETENCY. Every person receiving or claiming benefits under this Plan shall be conclusively presumed to be mentally competent until the date on which the Company receives a written notice in a form and manner acceptable to the Company that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his or her estate has been appointed. In such event, the Company may direct payments of benefits to such guardian, conservator or other person legally vested with the care of the person's estate and any such payments so made shall be a complete discharge of the Company to the extent so made.

     SEC. 8.3 NOTICES. Notices required by this Plan to be given to the Company or a Participant shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail.

     SEC. 8.4 SEVERABILITY. The invalidity or partial invalidity of any portion of this Plan shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect.

     SEC. 8.5 HEADINGS. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

     SEC. 8.6 CAPITALIZED DEFINITIONS. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

     SEC. 8.7 GENDER. Any references to the masculine gender include the feminine and vice versa.

     SEC. 8.8 USE OF COMPOUNDS OF WORD "HERE". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

     SEC. 8.9 CONSTRUED AS A WHOLE. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions hereof and shall not be construed separately without relation to the context.